Exhibit 32.2

Principal Financial Officer Certification

In connection with the Quarterly Report on Form 10-Q of Staples, Inc. (the “Company”) for the period ended November 1, 2014 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, Christine T. Komola, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 19, 2014	/s/ Christine T. Komola
Christine T. Komola
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)